Responses to N-SAR for 9/30 Funds for the year ending
September 30, 2016

Equity Funds

Exhibit 99.77I

Terms of new or amended securities

The Board of Trustees of the First Investors Equity Funds approved the creation of a new series of the Equity Funds, designated as First Investors Covered Call Strategy Fund (the "Covered Call Fund"). A description of the Covered Call Fund's shares is contained in the Covered Call Fund's Prospectus and Statement of Additional Information dated April 1, 2016 which was filed with the Securities and Exchange Commission via EDGAR in the Equity Funds' registration statement filing pursuant to Rule 485(b) on March 31, 2016 (Accession No. 0000898432-16-002122), which is hereby incorporated by reference as part of the response to Item 77I and 77Q1 on Form N-SAR.

The Board of Trustees of the First Investors Equity Funds approved the creation of a new series of the Equity Funds, designated as First Investors Hedged U.S. Equity Opportunities Fund (the "Hedged Equity Fund"). A description of the Hedged Equity Fund's shares is contained in the Hedged Equity Fund's Prospectus and Statement of Additional Information dated
August 1, 2016 which was filed with the Securities and Exchange Commission via EDGAR in the Equity Funds' registration statement filing pursuant to Rule 485(b) on July 29, 2016
(Accession No. 0000898432-16-002793), which is hereby incorporated by reference as part of the response to
Item 77I and 77Q1 on Form N-SAR.